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                                 TRUST AGREEMENT


                  This TRUST AGREEMENT of PECO Energy Capital Trust II (the "Trust"), dated as of May 20, 1997, between PECO Energy Capital, L.P., a Delaware limited partnership (the "Depositor"), First Union Trust Company, National Association, a national association, not in its individual capacity but solely in its capacity as trustee of the Trust (the "Trustee"). The Depositor and the Trustee hereby agree as follows:

                  1. The trust created hereby shall be known as "PECO Energy Capital Trust II," for which the Trustee, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

                  3. The Depositor and the Trustee will enter into an Amended and Restated Trust Agreement, in form and substance satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement referred to below, to provide for, among other things, the issuance of the Receipts of the Trust referred to therein. Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and the Depositor shall take any action as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approval as required by applicable law or otherwise.

                  4. The Depositor is hereby authorized and directed, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the trust receipts of the Trust and certain other securities and (b) a Registration




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Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the trust receipts of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or Philadelphia Stock Exchange (each an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the trust receipts of the Trust to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the trust receipts of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the trust receipts of the Trust, among PECO Energy Company, a Pennsylvania corporation, the Depositor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, the Exchanges or state securities or "Blue Sky" laws, to be executed on behalf of the Trust by the Trustee, then the Trustee, not in its individual capacity, but solely in its capacity as trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, the Depositor hereby constitutes and appoints J. Barry Mitchell as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

                  5. This Trust Agreement may be executed in one or more counterparts.

                  6. The number of trustees of the Trust initially shall be one
(1) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase

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or decrease the number of trustees; provided, however, that to the extent required by the Business Trust Act, one trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law; and provided, further, that the addition of any co-trustee shall be approved by the Trustee, which approval shall not be unreasonably withheld. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause the Trustee or any co-trustee at any time. The Trustee may resign upon thirty (30) days prior notice to the Depositor.

                  7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                  8. To the fullest extent permitted by law, PECO Energy Capital Corp., the general partner of the Depositor (the "General Partner"), agrees to indemnify and defend the Trustee, the registrar and any paying agent and their directors, officers, employees and agents against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of or in connection with the trust receipts of the Trust or the Trustee acting as Trustee or as the registrar or paying agent, respectively, under this Trust Agreement, except for any liability arising out of gross negligence, bad faith or willful misconduct on the part of any such person or persons.

                  9. In the event that the Trustee is uncertain as to application or interpretation of any provision of this Trust Agreement or must choose between alternative courses of action, the Trustee may seek the instructions of the Depositor by written notice requesting instructions. The Trustee shall take and be protected in taking such action as has been directed by the Depositor provided that if the Trustee does not receive instructions within ten (10) days or such shorter time as is set forth in the Trustee notice, the Trustee shall be under no duty to take or refrain from taking such action as it shall deem advisable.

                  The Trustee shall not be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. The Trustee may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.



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                  IN WITNESS WHEREOF, the parties hereto have caused this Trust
Agreement to be duly executed as of the day and year first above written.

                                     PECO ENERGY CAPITAL, L.P.

                                     By:  PECO Energy Capital Corp.,
                                          -----------------------------
                                              its general partner


                                     By:  /s/ J.B. Mitchell
                                          -----------------------------
                                              Name:  J.B. Mitchell
                                              Title: President

                                     FIRST UNION TRUST COMPANY, NATIONAL
                                     ASSOCIATION, not in its individual
                                     capacity, but solely in its
                                     capacity as Trustee


                                     By: /s/ Edward L. Truitt, Jr.
                                          -----------------------------
                                              Name:  Edward L. Truitt, Jr.
                                              Title: Assistant Vice
                                                     President




                  The General Partner joins in this Trust Agreement solely for the purposes of obligating itself under Section 8 of this Trust Agreement and not as grantor, trustee or beneficiary.

                                     PECO ENERGY CAPITAL CORP.


                                     By:    /s/ J.B. Mitchell
                                          -----------------------------
                                              Name:  J.B. Mitchell
                                              Title: President

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